Exhibit 10(j)-2

SECRETARIAL CERTIFICATION
OF THE
COMPENSATION/NOMINATING/CORPORATE GOVERNANCE
COMMITTEE
TCF FINANCIAL CORPORATION
April 8, 2006

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Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

Re: Amendment to

TCF Employees Stock Purchase Plan – Supplemental Plan

WHEREAS, the Company maintains a supplemental retirement plan currently known as the “2005 ESPP Plan” (the “Plan”), and management of the Company wishes to change the name of the Plan; and

WHEREAS, management wishes to reserve the right to designate the deferral rate permitted under the Plan with respect to bonuses earned in 2006 (paid in 2007) until a later date; and

WHEREAS, management wishes to allow immediate distribution of benefits in the event of participant’s death;

NOW, THEREFORE IT IS HEREBY

RESOLVED, that effective April 1, 2006, the name of the Plan shall be changed to the “TCF Employees Stock Purchase Plan—Supplemental Plan”.

RESOLVED FURTHER, that paragraph (3) under the subheading “Plan Year 2006” of Article IV(a) is amended to add the phrases marked by underlining below effective April 1, 2006 to read as follows:

For Eligible Employees electing to participate in the Plan for the Plan Year, their bonus deferral contribution to the ESPP Plan shall be between 1% and 50%, as designated by the Employee times their Covered Compensation in the form of bonus earned during the Plan Year, the IRC limitation under IRC § 401(k)(3) shall be deemed to be 1% (or such other amount as the Company may determine) of Basic Compensation (as defined in the ESPP Plan), and the IRC Limitation under IRC § 401(m)(2) shall be deemed to be the Employer Matching Contributions due with respect to such 1% (or such other amount as the Company may determine) of Basic Compensation.

RESOLVED FURTHER, that subsection (i) of Article IV(b) is amended effective January 1, 2007 to read as follows:

(i) Termination of Employment. Payment shall be made six months after the Employee’s termination of employment with the Employer. For purposes of the foregoing sentence, a termination of employment shall be deemed to occur upon separation of service as defined in IRC § 409A and the regulations thereunder. If termination of employment occurs as a result of death, payment shall be made as soon as administratively practicable.

I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of the minutes of the Compensation/Nominating/Corporate Governance Committee of the TCF Financial Corporation meeting held on April 8, 2006 and that the minutes have not been modified or rescinded as of the date hereof.

Dated:   April 13, 2006

(Corporate Seal)

/s/ Gregory J. Pulles
Gregory J. Pulles, Secretary